UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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GREEN DOT CORPORATION
(Name of Registrant as Specified in Its Charter)

HARVEST CAPITAL STRATEGIES LLC
HARVEST SMALL CAP PARTNERS MASTER, LTD
HARVEST SMALL CAP PARTNERS, LP
HSCP STRATEGIC I, LP
HARVEST FINANCIAL PARTNERS, LP
JEFFREY B. OSHER
DONALD DESTINO
CRAIG BAUM
SATURNINO FANLO
GEORGE W. GRESHAM
PHILIP B. LIVINGSTON

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Harvest Capital Strategies LLC, together with the other participants named herein (collectively, "Harvest"), has filed a definitive proxy statement and an accompanying GREEN proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2016 annual meeting of stockholders of Green Dot Corporation, a Delaware corporation.

Item 1: On April 27, 2016, Harvest issued an Investor Presentation titled “The Path Towards Shareholder Value Begins With a New ‘Tone at the Top’”, which is attached hereto as Exhibit 99.1.

Item 2: The following materials were posted by Harvest to www.fixgdot.com:

Welcome to the website dedicated to Harvest Capital's campaign for change at Green Dot.

Green Dot's financial, operational, and stock price performance over both the short- and long-term have been woefully unacceptable. Green Dot shareholders have suffered mightily over the past five years as the Company's stock price has precipitously declined by 71% and as Green Dot has underperformed its self-selected peer group by an alarming 274%.

It is now clear Green Dot's Board, as currently constituted, cannot or will not make the changes necessary to address the root cause of the Company's long-term shareholder value destruction. Only a significant change in the tone at the top of the organization in our view will repair the abysmal corporate governance that has facilitated poor decision making and questionable judgment. The Board has failed to fulfill its duty to shareholders by not holding management accountable for consistent and debilitating operational, capital allocation and communication missteps.

As such, the time has come for shareholders to exercise their rights as the true owners of the business. For the first time since Green Dot went public shareholders have a real opportunity to choose the individuals best suited to represent their interests. Harvest Capital has nominated three highly qualified and completely independent individuals to stand for election to Green Dot's Board.

This website provides a variety of materials that explain why meaningful change is needed and highlights the qualifications of our nominees compared to the Class III incumbent Directors up for re-election at the upcoming Annual Meeting.

We encourage you to read the materials provided and revisit the website often for any updates.

HOW TO VOTE

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